Exhibit 10.22


                      MASTER TRANSACTION AGREEMENT

     This MASTER TRANSACTION AGREEMENT (the "Agreement") is made as of April 27, 2005, by and among: REJ REALTY LLC, a Delaware limited liability company ("REJ Realty"), JG MANAGER LLC, an Ohio limited liability company ("JGM"), JG GULF COAST MEMBER LLC, an Ohio limited liability company ("Jacobs Member"), JG GULF COAST TOWN CENTER LLC, an Ohio limited liability company ("JG Gulf Coast"), CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership ("CBL") and CBL/GULF COAST, LLC, a Florida limited liability company ("CBL Member").

                                    RECITALS

     WHEREAS, as of the date of this Agreement, REJ Realty owns ninety-nine percent (99%) of the member interests in Jacobs Member; and

     WHEREAS, as of the date of this Agreement, JGM owns one percent (1%) of the member interests in Jacobs Member; and

     WHEREAS, REJ Realty has heretofore contributed its entire member interest in JG Gulf Coast to Jacobs Member; and

     WHEREAS, JGM has heretofore contributed its entire member interest in JG Gulf Coast to Jacobs Member; and

     WHEREAS, as of the date of this Agreement, CBL owns the entire member interest in CBL Member; and

     WHEREAS, CBL will cause CBL Member to make a capital contribution to JG Gulf Coast and to acquire a member interest in JG Gulf Coast, as provided in this Agreement and the LLC Agreement (as hereinafter defined); and

     WHEREAS, the parties hereto desire to make provision for the other agreements and transactions contemplated by this Agreement; and

     WHEREAS, the definitions of capitalized terms used in this Agreement and not otherwise defined herein are set forth on Appendix A attached hereto and made a part hereof, and if not defined in Appendix A, shall be as set forth in the LLC Agreement.

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     NOW, THEREFORE,  in consideration of the foregoing premises and other good, valid, and binding consideration, the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound, the Parties agree as follows:

                                   ARTICLE 1
                            LLC AGREEMENT AND CLOSING

     1.1 LLC Agreement. For the purposes of this Agreement, the term LLC Agreement shall have the meaning set forth in Appendix A and shall include the agreements, exhibits, schedules and other documents set forth in such definition.

     1.2 Prior Actions.

          (a) Jacobs Member was formed by filing Articles of Organization with the Secretary of State of Ohio on April 15, 2005.

          (b) Each of REJ Realty and JGM contributed its entire member interest in JG Gulf Coast to Jacobs Member on April 19, 2005.

          (c) CBL Member was formed by filing Articles of Organization with the Division of Corporations of the Florida Department of State on April 12, 2005.

     1.3 Acknowledgments. The Parties acknowledge that:


          (a) As of the date hereof, and before giving effect to the transactions contemplated by this Agreement to take place on the Closing Date, the amount of Jacobs Member's Capital Account is Forty Million Three Hundred Thirty-Four Thousand Nine Hundred Seventy-Eight Dollars ($40,334,978.00).

          (b) After giving effect to the transactions contemplated by this Agreement to take place on the Closing Date, the amount of Jacobs Member's Capital Account will be zero, and the amount of CBL Member's Capital Account will be equal to the CBL Member Initial Capital Contribution.

     1.4 Closing Date. Subject to the prior satisfaction or waiver of all of the conditions set forth in Article 5, the closing of the transactions contemplated by this Agreement (the "Closing") shall be held at a location that is agreeable to all of the Parties no later than the fifth (5th) Day following the date as of which all of the conditions precedent set forth in Article 5 have been satisfied or waived by the Party entitled to the benefit of such condition(s), or on such other date as may be agreed to in writing by the Parties (the "Closing Date").

     1.5 Closing Transactions. On the Closing Date, subject to the satisfaction or waiver of the conditions precedent set forth in Article 5, the following transactions shall take place in the order set forth below:

          (a) REJ Realty and JGM shall cause Jacobs Member to execute and deliver the LLC Agreement;

          (b)  CBL  shall  cause CBL  Member  to  execute  and  deliver  the LLC
               Agreement;

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          (c)  CBL shall cause CBL Member to contribute  the CBL Member  Initial
               Capital Contribution to the capital of JG Gulf Coast by wire transfer of immediately available funds to the account designated by JG Gulf Coast;

          (d) JG Gulf Coast shall distribute an amount equal to the CBL Member Initial Capital Contribution to Jacobs Member by wire transfer of immediately available funds to the account designated by REJ Realty.

          (e) CBL shall cause Property Manager to execute and deliver the Property Management Agreement; and

          (f) CBL Member shall cause JG Gulf Coast to execute and deliver the Property Management Agreement.

                                   ARTICLE 2
              REPRESENTATIONS AND WARRANTIES OF EACH OF THE PARTIES

     Except as otherwise set forth below, each of the Parties hereby represents and warrants to each other Party, as of the date hereof and the Closing Date, as follows:

     2.1 Corporate Status; Authorization. Such Party is duly organized, validly existing and in good standing under and by virtue of the laws of the state of its organization. The Person(s) executing this Agreement on such Party's behalf are duly elected, qualified and acting as its officer(s), manager(s) or member(s) (as the case may be). All actions and resolutions, whether partnership, corporate or otherwise, necessary to authorize such Party to enter into this Agreement have been taken and adopted. Such Party has, and the Persons executing this Agreement on its behalf have, all requisite power and authority and has (have) been duly authorized to enter into this Agreement. This Agreement has been duly executed on behalf of such Party. Such Party has full right and lawful authority to enter into and perform its covenants and obligations under this Agreement for the full term hereof, and has full right and lawful authority to make its representations and warranties hereunder. Upon execution of this Agreement by each Party hereto, this Agreement will constitute the legal, valid and binding obligation of such Party and will be enforceable against it and its successors and assigns in accordance with its terms, except as such enforcement may be limited by (a) bankruptcy, insolvency, moratorium, or other similar laws affecting a creditor's rights and remedies or the relief of debtors generally at the time in effect, (b) the discretion of the court before which any proceeding involving the same may be brought, and (c) equitable principles at the time in effect limiting the remedy of specific performance.

     2.2 Noncontravention. Neither the execution, delivery or performance by such Party of this Agreement or the transactions contemplated hereby will conflict with, or will result in a breach of, or will constitute a default under, (a) any agreement or instrument by which such Party or any of its Affiliates may be bound or (b) any judgment, statute, rule, law, order, decree, writ or injunction of any court or Governmental Agency, as defined below, applicable to such Party or any of their Affiliates and/or their respective property and assets for which consent has not been obtained.

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     2.3 Consents and Approvals.  All consents by third Persons which such Party is, by the terms of its agreements, if any, with any such third Persons, required to obtain prior to its execution of this Agreement have been so obtained by them.

     2.4 No Actions or Suits. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of such Party, threatened against such Party, any of its Affiliates, or any of their respective properties, assets, or businesses in any court or before or by any federal, state, provincial, or other governmental department or agency, whether of the United States, of any of its states, possessions or territories, or of any foreign nation (a "Governmental Agency") or any arbitrator that could, if adversely determined, reasonably be expected to materially impair such Party's ability to perform its obligations under this Agreement or any Affiliate's ability to perform its obligations under the LLC Agreement. Neither such Party nor any of its Affiliates has received any currently effective notice of any default, and neither such Party nor any of its Affiliates is in default, under any applicable order, writ, injunction, decree, or award of any court, any Governmental Agency, or any arbitrator, in each case, that could reasonably be expected to materially impair such Party's ability to perform its obligations under this Agreement or any Affiliate's ability to perform its obligations under the LLC Agreement.

                                   ARTICLE 3
 ADDITIONAL REPRESENTATIONS AND WARRANTIES OF JGM, JACOBS MEMBER AND REJ REALTY

     3.1 Real Estate Matters. To the best knowledge of JGM, REJ Realty and Jacobs Member, respectively:


          (a) There are no violations of any restrictive covenants affecting the Real Estate;

          (b) There are no uncured notices, suits, orders, decrees or judgments relating to violations of any laws, ordinances, codes, regulations or other requirements of any Governmental Agency having jurisdiction over the Real Estate or any part thereof which would have a materially adverse effect upon the development of the Real Estate or the Project, including, but not limited to, any eminent domain proceedings;

          (c) There are no suits, actions or proceedings pending or threatened against or affecting the Real Estate before any court or Governmental Agency that, if adversely determined, would have a materially adverse effect upon the development of the Real Estate or the Project, including, but not limited to, any eminent domain proceedings;

          (d) Neither JG Gulf Coast, JGM, Jacobs Member nor REJ Realty is in default with respect to, nor has notice of violation of, any judgment, order, writ, injunction, rule or regulation of any court or Governmental Agency to which JG Gulf Coast, JGM, Jacobs Member or REJ Realty is subject in any way affecting the Real Estate that would have a materially adverse effect upon the development of the Real Estate or the Project, including, but not limited to, any eminent domain proceedings;

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          (e)  There are no material  agreements  to which JG Gulf  Coast,  JGM,
               Jacobs Member, REJ Realty or any of their Affiliates is a party affecting any of the Real Estate or any use of the Real Estate that have not been disclosed to CBL or its Affiliates;

          (f) Except as disclosed in the environmental reports and studies identified on Exhibit B attached hereto (the "Environmental Reports"), there are no Hazardous Substances on, under, in or about the Real Estate. For the purposes of this Agreement, "Hazardous Substances" shall mean and include, but shall not be limited to, materials which are included under or regulated by any local, state or federal law, rule or regulation pertaining to environmental regulation, contamination, clean up or disclosure;

          (g) Except as disclosed in writing to CBL and/or its Affiliates prior to the date hereof, there are no tenancies, occupancies or licenses in or to the Real Estate under agreements entered into by JG Gulf Coast, JGM, Jacobs Member, REJ Realty or any of their
               Affiliates: and

          (h) JG Gulf Coast, JGM, Jacobs Member and REJ Realty have made a good-faith, reasonable effort to provide CBL with all of the facts within the knowledge and possession of JG Gulf Coast, JGM, Jacobs Member or REJ Realty concerning JG Gulf Coast and the Project that, in their reasonable judgment, could be expected to be material to CBL's due diligence evaluation of the Project.

                                   ARTICLE 4
                              ADDITIONAL AGREEMENTS

     4.1 Access to Information. Each Party agrees that, from and after the date hereof and until the first to occur of the Closing and the termination of this Agreement in accordance with Article 6, each other Party and their respective authorized representatives will have reasonable access during normal business hours to the premises, properties, books and records of JG Gulf Coast as such other Parties may reasonably request; provided, in each case, that such access does not disrupt the normal business activities of JG Gulf Coast and shall be at the expense of the Party requesting such access.

     4.2 Further Actions. Subject to the terms and conditions hereof, each Party agrees to act reasonably and in good faith and to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable to consummate and make effective the transactions contemplated hereunder and under the LLC Agreement to be entered into by it or its Affiliates, except that no Party shall be required to waive or cause to be waived or cause its Affiliates to waive or cause to be waived any of the conditions to closing set forth in Article 5. Each Party shall furnish to each other Party all information and assistance that such other Party may reasonably request in connection with the foregoing.

     4.3 Unwind Option.

          (a) JG Gulf Coast shall use its commercially reasonable efforts to obtain all of the Required Post-Closing Approvals no later than the second anniversary of the Closing Date (the "Second Anniversary"). CBL Member and Property Manager shall use, and CBL


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               shall  cause  CBL  Member  and  Property  Manager  to use,  their respective commercially reasonable efforts to assist JG Gulf Coast, in their respective capacities as Managing Member and Property Manager, in obtaining all of the Required Post-Closing Approvals no later than the Second Anniversary. Jacobs Member shall extend, and REJ Realty and JGM shall cause Jacobs Member to extend, reasonable cooperation to JG Gulf Coast, CBL Member and Property Manager in their efforts to so obtain the Required Post-Closing Approvals, except that Jacobs Member shall not be required to incur any significant out-of-pocket expenses or undertake any obligations in connection with such cooperation that it would not otherwise be obligated to incur or undertake pursuant to the LLC Agreement. CBL Member and Property Manager shall extend, and CBL shall cause CBL Manager and Property Manager to extend, reasonable cooperation to Jacobs Member in connection with the Parties' efforts to so obtain the Required Post-Closing Approvals, except that CBL Member and Property
               Manager   shall  not  be  required   to  incur  any   significant
               out-of-pocket expenses or undertake any obligations in connection with such cooperation that they would not otherwise be obligated to incur or undertake pursuant to the LLC Agreement (as to CBL Member) or the Property Management Agreement (as to Property Manager).

          (b) CBL Member in its capacity as Managing Member shall provide prompt written notice to Jacobs Member on each occasion when JG Gulf Coast has obtained a Required Post-Closing Approval. Jacobs Member shall provide prompt written notice to CBL Member on each occasion when Jacobs Member has obtained a Required Post-Closing Approval. When all of the Required Post-Closing Approvals have been obtained, this Section 4.3 shall thereupon become null and void and of no further force or effect, and CBL Member in its capacity as Managing Member shall provide written certification to such effect to Jacobs Member. When any individual Required Post-Closing Approval has been once obtained, such Required Post-Closing Approval shall be deemed to have been conclusively and irrevocably obtained for all purposes of this Section 4.3, notwithstanding that it may subsequently become necessary or advisable to seek an additional or modified approval from the same party concerning the same or similar subject matter or otherwise in connection with the Project.

          (c) If JG Gulf Coast has failed to obtain all of the Required Post-Closing Approvals by the Second Anniversary, except as a result of any breach by CBL or CBL Member of their obligations under the second or fourth sentence of Section 4.3(a) above, by CBL Member of its obligations under the LLC Agreement, or by Property Manager of its obligations under the Property Management Agreement, then, for a period of time beginning on the Day after the Second Anniversary and ending on the Day that is six (6) months after the Second Anniversary (the "Unwind Option Period"), CBL shall have the right to require Jacobs Member to purchase, or cause one of its Affiliates to purchase, all of the Membership Interests of CBL Member and its Affiliates, if any, in accordance with the provisions of this Section 4.3 (the "Unwind Right").

          (d) The failure by JG Gulf Coast to obtain any or all of the Required Post-Closing Approvals by the Second Anniversary shall not constitute a breach of any Party's obligations under this


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               Agreement  or a Default  under the LLC  Agreement  unless,  as to
               Jacobs Member, JGM and REJ Realty, such failure results from a breach by Jacobs Member, JGM or REJ Realty of its obligations under the third sentence of Section 4.3(a) above or unless, as to CBL and CBL Member, such failure results from a breach by CBL or CBL Member of its obligations under the second or fourth sentence of Section 4.3(a) above or a breach by CBL, Property Manager or CBL Member described in the first sentence of Section 4.3(c) above.

          (e) The purchase price for the acquisition by Jacobs Member or its Affiliates of all of the Membership Interests of CBL Member and its Affiliates, if any, upon an exercise by CBL of the Unwind Right (the "Unwind Purchase Price") shall equal the sum of (i) CBL Member's and its Affiliates', if any, unreturned Initial Capital Contribution; (ii) CBL Member's and its Affiliates' if any, unreturned Mandatory Contributions; (iii) CBL Member's and its Affiliates', if any, unreturned Non-Required Contributions; and (iv) the accrued but unpaid Interest/Return on the amounts described in clauses (i), (ii) and (iii) of this subsection (e).

          (f) CBL may exercise the Unwind Right by giving written notice (the "Unwind Notice") to Jacobs Member at any time after the commencement of and prior to the expiration of the Unwind Option Period. The Unwind Notice shall identify the Required Post-Closing Approvals that have not been obtained and shall set forth CBL's good faith calculation of the Unwind Purchase Price. REJ Realty shall have the right to inspect the books and records of JG Gulf Coast and CBL Member for the purpose of verifying the calculation of the Unwind Purchase Price.

          (g) The closing of the sale of all of the Membership Interest of CBL Member and its Affiliates, if any, pursuant to this Section 4.3 (the "Unwind Closing") shall be held at the principal offices of JG Gulf Coast, unless otherwise mutually agreed, on a mutually acceptable date (the "Unwind Closing Date") not more than ninety
               (90) Days after the receipt by Jacobs Member of the Unwind Notice. The Unwind Closing may be delayed for such time as may reasonably be required (but in no event more than an additional sixty (60) Days beyond the aforementioned ninety-Day period following Jacobs Member's receipt of the Unwind Notice) to allow Jacobs Member to verify the calculation of the Unwind Purchase Price and allow JG Gulf Coast to obtain any material third-party consents or waivers, e.g., lender consents or waivers, that may be required in order to avoid a default or breach arising out of the exercise of the Unwind Right under any agreements or obligations of JG Gulf Coast.

          (h) At the Unwind Closing, CBL Member and its Affiliates, if any, shall transfer such Membership Interest to or as directed by Jacobs Member or its designee free and clear of any liens, encumbrances or any interests of any third party and shall execute or cause to be executed any and all documents required to fully transfer such Membership Interest to Jacobs Member or its designee including, but not limited to, any documents necessary to evidence such transfer, and all documents required to release the interest of any other party who may claim an interest in such Membership Interest. Following the Unwind Closing Date, CBL Member and its Affiliates, upon consummation of the Unwind Closing, shall cease for all purposes to be a member of JG Gulf Coast and shall have no further rights to any distributions from


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               JG Gulf  Coast,  and all such  rights  shall  vest in the  Jacobs
               Member or its designee. At the Unwind Closing, Jacobs Member or its Affiliates shall provide CBL Member and its Affiliates, if any, with such additional agreements or undertakings as CBL Member may reasonably require to replace or hold CBL Member and its Affiliates harmless from any liability, loss, cost or expense arising out of any then-outstanding loans (other than loans that are Mandatory Contributions or Non-Required Contributions, which shall be included in the Unwind Purchase Price as provided in paragraph (e) of this Section 4.3) and/or Affiliate Guarantees theretofore provided by CBL Member or its Affiliates.

          (i) Jacobs Member and CBL Member and their respective Affiliates will cooperate so as to minimize to the extent reasonably possible any disruptions to JG Gulf Coast's administration and operations arising out of the exercise of the Unwind Right, including cooperation in effecting transition arrangement arising out of the replacement of the Property Manager under the Property Management Agreement (which shall terminate as of the Unwind Closing Date) and CBL Member's replacement as Managing Member.

          (j) The Parties agree, for themselves and for Jacobs Member and CBL Member, that the transfer of CBL Member's and its Affiliates', if any, Membership Interest contemplated by this Section 4.3 shall be permitted notwithstanding any provision of the LLC Agreement to the contrary, including, but not limited to, Article XVI of the LLC Agreement, and further agree that, from and after the giving of the Unwind Notice, neither CBL Member nor Jacobs Member shall have the right to initiate the exercise of its rights, if any, under Sections 16.04, 16.05(a), 16.05(b), or 20.03 of the
               LLC Agreement, and no assignment that would be subject to any of such rights can be initiated or completed, until the purchase of CBL Member's and its Affiliates', if any, Membership Interest contemplated by this Section 4.3 closes or is otherwise terminated.

     4.4 CBL Guarantee. CBL hereby irrevocably and unconditionally guarantees to REJ Realty, JGM, Jacobs Member and JG Gulf Coast the full and prompt performance of each obligation of CBL Member under Section 11.01(b)(ii) of the LLC Agreement, that CBL Member fails to perform after demand therefor (the "CBL Guaranteed Obligations"), and CBL shall indemnify and hold harmless REJ Realty, JGM, Jacobs Member and JG Gulf Coast from and against any and all liability, obligation, loss, costs, damage, or expense (including, without limitation, reasonable and documented attorneys' fees and the costs of investigation) howsoever arising from such failure of CBL Member. This Section 4.4 is a guarantee of performance and not of payment alone, and neither REJ Realty, JGM, Jacobs Member nor JG Gulf Coast shall be under any obligation to take any action against CBL Member with respect to any of the CBL Guaranteed Obligations if such CBL Guaranteed Obligations are due and have not been performed. The liability of CBL under this Section 4.4 shall not be reduced or discharged by (a) any forbearance or indulgence granted to CBL Member and/or CBL, whether as to payment, time, performance, or otherwise, (b) the fact that CBL Member ceases to be a Member of JG Gulf Coast or (c) the fact that CBL Member and/or CBL makes an assignment for the benefit of its creditors, a receiver of CBL Member and/or CBL is appointed or applied for, or a petition under Title 11, United States Code (Bankruptcy), as from time to time amended, is filed by or against CBL Member and/or CBL. Notwithstanding the foregoing provisions of this Section 4.4, CBL's obligations under this Section 4.4 shall terminate, and this Section 4.4 shall


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thereafter  be null and void and of no  further  force or  effect  (except  with respect to claims, if any, made under this Section 4.4 prior to such termination, which shall survive until such claims are resolved), when neither Jacobs Member nor any of its permitted assignees under clauses (i), (ii), (iii) or (iv) of Section 16.03(a) of the LLC Agreement, nor any permitted assignees under such clauses of any such permitted assignees, owns any Membership Interest.

     4.5 REJ Realty Guarantee. REJ Realty hereby irrevocably and unconditionally guarantees to CBL and CBL Member the full and prompt performance of each obligation of Jacobs Member under Section 4.3 of this Agreement, that Jacobs Member fails to perform after demand therefor (the "REJ Realty Guaranteed Obligations"), and REJ Realty shall indemnify and hold harmless CBL and CBL Member from and against any and all liability, obligation, loss, costs, damage, or expense (including, without limitation, reasonable and documented attorneys' fees and the costs of investigation) howsoever arising from such failure of Jacobs Member. This Section 4.5 is a guarantee of performance and not of payment alone, and neither CBL nor CBL Member shall be under any obligation to take any action against Jacobs Member with respect to any of the REJ Realty Guaranteed Obligations if such REJ Realty Guaranteed Obligations are due and have not been performed. The liability of REJ Realty under this Section 4.5 shall not be reduced or discharged by (a) any forbearance or indulgence granted to Jacobs Member and/or REJ Realty, whether as to payment, time, performance, or otherwise, (b) the fact that Jacobs Member ceases to be a Member of JG Gulf Coast or (c) the fact that Jacobs Member and/or REJ Realty makes an assignment for the benefit of its creditors, a receiver of Jacobs Member and/or REJ Realty is appointed or applied for, or a petition under Title 11, United States Code (Bankruptcy), as from time to time amended, is filed by or against Jacobs Member and/or REJ Realty.

                                   ARTICLE 5
                              CONDITIONS TO CLOSING

     5.1 Conditions Precedent to Obligations of All Parties. The respective obligations of each Party to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver on or before the Closing Date of each of the following:

          (a) No Injunctions. No court or Governmental Agency of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any statute, rule, regulation, non-appealable judgment, decree, injunction, or other order that is in effect on the Closing Date and that enjoins, restrains, restricts, makes unlawful, or prohibits this Agreement or the LLC Agreement or the consummation of any of the transactions contemplated hereby or thereby.

          (b) No Pending or Threatened Actions. There shall not be pending or threatened any material action or proceeding seeking to enjoin or restrain consummation of the transactions contemplated by this Agreement or seeking material damages in connection with such transactions.

     5.2 Conditions Precedent to Obligations of CBL and CBL Member. The obligations of CBL and CBL Member to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver on or before the Closing Date of each of the following:

          (a) Accuracy of Representations and Warranties. The representations and warranties of REJ Realty, JGM, Jacobs Member and JG Gulf Coast contained herein that are qualified by materiality shall be true and correct on and as of the Closing Date, and the representations and warranties that are not so qualified shall be true and complete in all material respects on and as of the Closing Date, in each case as if made on and as of such date, and REJ Realty, JGM, Jacobs Member and JG Gulf Coast shall have executed and delivered to CBL and CBL Member a certificate, dated as of the Closing Date, to such effect.

          (b) Covenants. The covenants and agreements of REJ Realty, JGM, Jacobs Member and JG Gulf Coast to be performed on or prior to the Closing shall have been duly performed in all material respects, and REJ Realty, JGM, Jacobs Member and JG Gulf Coast shall have executed and delivered to CBL and CBL Member a certificate, dated as of the Closing Date, to such effect.

     5.3 Conditions Precedent to Obligations of REJ Realty, JGM, Jacobs Member and JG Gulf Coast. The obligations of REJ Realty, JGM, Jacobs Member and JG Gulf Coast to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver on or before the Closing Date of each of the following:

          (a) Accuracy of Representations and Warranties. The representations and warranties of CBL and CBL Member contained herein that are qualified by materiality shall be true and correct on and as of the Closing Date, and the representations and warranties that are not so qualified shall be true and complete in all material respects on and as of the Closing Date, in each case as if made on and as of such date, and CBL and CBL Member shall have executed and delivered to REJ Realty, JGM, Jacobs Member and JG Gulf Coast a certificate, dated as of the Closing Date, to such effect.

          (b) Covenants. The covenants and agreements of CBL and CBL Member to be performed on or prior to the Closing shall have been duly performed in all material respects, and CBL and CBL Member shall have executed and delivered to REJ Realty, JGM, Jacobs Member and JG Gulf Coast a certificate, dated as of the Closing Date, to such effect.

     5.4 Not Applicable to the Unwind Closing. The foregoing Sections 5.1, 5.2 and 5.3 are conditions precedent to the respective Parties' obligations to proceed with the Closing only and, from and after the Closing, are not conditions precedent to the respective Parties' obligations to proceed with the Unwind Closing

                                   ARTICLE 6
                             TERMINATION AND WAIVER

     6.1 General. At any time prior to the Closing, this Agreement may be terminated and the transactions contemplated herein may be voided only as follows:

          (a)  by written agreement of each of the Parties;

          (b) by Jacobs Member, on one hand, and by CBL Member, on the other hand, if a material breach of any provision of this Agreement (i) has been committed by the other or by one of the other's Affiliates that is a Party and such breach has not been cured and cannot reasonably be expected to be cured within thirty (30) Days after all other conditions to Closing set forth in Section 5.1 have been satisfied or (ii) has not otherwise been waived;

          (c) by any Party, by giving written notice of such termination to the other Party, if the Closing shall not have occurred on or prior to April 29, 2005, unless the failure of such occurrence shall be due to the delay or failure of the Party seeking to terminate this Agreement under this clause (c), or its Affiliates, to perform in all material respects each of its or their obligations under this Agreement required to be performed by it at or prior to the Closing; or

          (d) by either Party, if there shall be in effect any law or regulation that prohibits the consummation of the Closing or if consummation of the Closing would violate any non-appealable final order, decree, injunction, or judgment of any Governmental Agency having competent jurisdiction.

     6.2 Effect of Termination. In the event of the termination of this Agreement in accordance with this Article 6, this Agreement shall thereafter become null and void and of no further force or effect, and neither Party hereto shall have any liability to the other Party hereto or its Affiliates, directors, officers, or employees; except that this Section 6.2 and Sections 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.7, 7.9 and 7.10 shall survive such termination; and except that nothing herein will relieve either Party from liability for any breach of this Agreement prior to such termination. The rights of termination provided in
Section 6.1 may only be exercised prior to the Closing in accordance with their respective terms and, from and after the Closing, shall not apply to the exercise of the Unwind Right and the Unwind Closing.

                                   ARTICLE 7
                                  MISCELLANEOUS

     7.1 Notices. Any notices or other communications required or permitted to be given by this Agreement shall be given in writing and either (a) personally hand-delivered, (b) mailed by prepaid certified or registered mail, with return receipt requested, (c) sent by generally recognized overnight delivery service to the party to whom such notice or communication is directed with delivery fee prepaid, or (d) sent via telefax transmission. If personally delivered, notices or other communications shall be effective when received as evidenced by affidavit of the Person making such delivery; if sent by overnight courier delivery service, notices or other communications shall be deemed to have been received by the addressee on the next Day following the date so sent that is not a Saturday, Sunday or a day upon which national banks located in Chattanooga, Tennessee or Cleveland, Ohio are permitted to be closed; if mailed, notices or other communications shall be deemed to have been received by the addressee on the date received, as evidenced by the return receipt; and if sent via telefax transmission, notices or other communications shall be deemed to have been received upon actual receipt by the Party to which such notices or other communications are addressed. The inability to make delivery because of changed address of which no notice was given or by reason of rejection or refusal to accept delivery of any notice shall be deemed to be receipt of the notice as of the date of such inability to deliver or rejection or refusal to accept. Any such notices shall be sent to the address of such Party as follows, or to such other address or facsimile number as such Party may designate by written notice in accordance with the provisions of this Section 7.1:

         If to REJ Realty, JGM or Jacobs Member, to:

         JG Manager LLC
         c/o The Richard E. Jacobs Group, Inc.
         25425 Center Ridge Road
         Cleveland, Ohio 44145-4122
         Attention: President
         (440) 808-6903 (telefax)

         REJ Realty LLC
         c/o The Richard E. Jacobs Group, Inc.
         25425 Center Ridge Road
         Cleveland, Ohio 44145-4122
         Attention: President
         (440) 808-6903 (telefax)

         JG Gulf Coast Member LLC
         c/o The Richard E. Jacobs Group, Inc.
         25425 Center Ridge Road
         Cleveland, Ohio 44145-4122
         Attention: President
         (440) 808-6903 (telefax)

         with a copy (as to each of JGM, REJ Realty and Jacobs Member) to:

         General Counsel
         The Richard E. Jacobs Group, Inc.
         25425 Center Ridge Road
         Cleveland, Ohio 44145-4122
         (440) 808-6903(telefax)

         If to CBL or CBL Member, to:

         CBL & Associates Limited Partnership

         2030 Hamilton Place Boulevard
         Suite 500, CBL Center
         Chattanooga, Tennessee  37421
         Attention:  Charles B. Lebovitz
         (423) 490-8662 (telefax)

         CBL/GULF COAST, LLC
         c/o CBL & Associates Limited Partnership
         2030 Hamilton Place Boulevard
         Suite 500, CBL Center
         Chattanooga, Tennessee  37421
         Attention:  Charles B. Lebovitz
         (423) 490-8662 (telefax)

         with a copy (as to each of CBL and CBL Member) to:

         CBL & Associates Limited Partnership
         2030 Hamilton Place Boulevard
         Suite 500, CBL Center
         Chattanooga, Tennessee  37421
         Attention:  General Counsel
         (423) 490-8629 (telefax)

         and with a copy (as to each of CBL and CBL Member) to:

         Jeffery V. Curry, Esq.
         Shumacker Witt Gaither & Whitaker, P.C.
         2030 Hamilton Place Blvd.
         Suite 210, CBL Center
         Chattanooga, Tennessee  37421
         (423) 899-1278 (telefax)

         If to JG Gulf Coast, to each of CBL Member and Jacobs Member as set forth above, with a copy to:

         CBL & Associates Limited Partnership
         2030 Hamilton Place Boulevard
         Suite 500, CBL Center
         Chattanooga, Tennessee  37421
         Attention:  General Counsel
         (423) 490-8629 (telefax)

         with a copy to:

         General Counsel
         The Richard E. Jacobs Group, Inc.
         25425 Center Ridge Road

         Cleveland, Ohio 44145-4122
         (440) 808-6903(telefax)

         and with a copy to:

         Jeffery V. Curry, Esq.
         Shumacker Witt Gaither & Whitaker, P.C.
         2030 Hamilton Place Blvd.
         Suite 210, CBL Center
         Chattanooga, Tennessee  37421
         (423) 899-1278 (telefax)



     7.2 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Ohio, including all matters of construction, validity, and performance but excluding all other choice of law and conflicts of law rules.

     7.3 Entire Agreement; Amendment. Except as provided in Section 7.8 below, this Agreement, together with all Exhibits hereto, is the Parties' entire agreement with respect to the subject matter hereof and supersedes all prior or contemporaneous oral or written communications, proposals, and representations with respect to the subject matter hereof. No modification to this Agreement will be binding unless in writing and signed by a duly authorized representative of each Party.

     7.4 Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     7.5 Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void, or unenforceable, that provision shall be of no force and effect, but the illegality or non-enforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

     7.6 Successors; No Third Party Beneficiaries. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns, and shall not confer any rights or remedies upon any other third party other than such successors and permitted assigns. This Agreement and the respective Parties' rights and obligations hereunder may not be assigned or transferred by any Party, directly or indirectly, or by operation of law, without the prior written consent of the other Parties hereto.

     7.7 Expenses. Each Party shall pay its own expenses in connection with the negotiation and execution of this Agreement.

     7.8 Confidentiality; Public Announcements. From the date hereof until the first to occur of the Closing and the termination of this Agreement in accordance with Article 6, the Parties will be bound by the provisions of Part VI of the Letter Agreement to the same extent as if it were rewritten in its entirety herein.

     7.9 Survival. The representations and warranties contained in Article 2 shall survive the Closing until the expiration or earlier termination of the LLC Agreement. The representations and warranties contained in Article 3 shall survive for a period of one (1) year after the Closing. Subject to Section 6.2, the provisions of Section 4.2 and Article 7 shall survive the Closing until the termination of the LLC Agreement, the provisions of Section 4.3 shall survive in accordance with the terms of such Section, and the provisions of Sections 4.4 and 4.5 shall survive without limitation as to time.

     7.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                         [Signatures on following page]

     IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the day and year first above written.

REJ REALTY LLC


By:  /s/ Judson E. Smith
    -------------------------------------------------
     Judson E. Smith, Executive Vice President

JG MANAGER LLC


By:  /s/ Judson E. Smith
    -------------------------------------------------
     Judson E. Smith, Executive Vice President

JG GULF COAST TOWN CENTER LLC

By JG Manager LLC, as Manager

By:  /s/ Judson E. Smith
    -------------------------------------------------
         Judson E. Smith, Executive Vice President

JG GULF COAST MEMBER LLC

By:  /s/ Judson E. Smith
    -------------------------------------------------
     Judson E. Smith, Executive Vice President

CBL & ASSOCIATES LIMITED PARTNERSHIP

By: CBL Holdings I, Inc., its sole general partner

By:  /s/ John N. Foy
    -------------------------------------------------
      John N. Foy
      Vice Chairman and Chief Financial Officer

CBL/GULF COAST, LLC

By: CBL & Associates Limited Partnership,
its sole member and chief manager

By:  CBL Holdings I, Inc., its sole general partner

By:  /s/ John N. Foy
    -------------------------------------------------
      John N. Foy
     Vice Chairman and Chief Financial Officer

                                   APPENDIX A
                                   DEFINITIONS

"Affiliate" means, with respect to any Person, (i) any Person, which directly or indirectly, through one or more intermediaries, Controls, is controlled by, or is under common Control with, such Person and/or (ii) any Person, ten percent (10%) or more of the equity or beneficial interests of which are owned by such Person or owned by an Affiliate of such Person that is an Affiliate pursuant to clause (i) of this paragraph. Notwithstanding the definition of Affiliate set forth above, (A) EMJ Corporation, a Tennessee corporation, shall not be deemed an Affiliate of CBL for purposes of this Agreement, (B) JGM, REJ Realty and their Affiliates shall not be deemed Affiliates of CBL for purposes of this Agreement and (C) CBL and its Affiliates shall not be deemed Affiliates of JGM or REJ Realty for purposes of this Agreement.

"Agreement" has the meaning set forth in the Preamble to this Agreement.

"CBL" has the meaning set forth in the Preamble to this Agreement.

"CBL Guaranteed Obligations" has the meaning set forth in Section 4.4 of this Agreement

"CBL Member" has the meaning set forth in the Preamble to this Agreement.

"CBL Member Initial Capital  Contribution"  means the sum of Forty Million Three
Hundred    Thirty-Four    Thousand    Nine   Hundred    Seventy-Eight    Dollars
($40,334,978.00).

"Closing" has the meaning set forth in Section 1.4 of this Agreement.

"Closing Date" has the meaning set forth in Section 1.4 of this Agreement.

"Control" or "Controlled by" means the power, directly or indirectly, to direct the actions, operation or management of another Person or business entity by contract, the ownership of voting rights or otherwise.

"Entity" means any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association or any foreign trust or foreign business organization.

"Governmental Agency" has the meaning set forth in Section 2.3 of this Agreement.

"Jacobs Member" has the meaning set forth in the Preamble to this Agreement.

"JG Gulf Coast" has the meaning set forth in the Preamble to this Agreement.

"JGM" has the meaning set forth in the Preamble to this Agreement.

"Letter Agreement" means that certain letter agreement, dated as of February 22, 2005, by and between The Richard E. Jacobs Group, Inc. and CBL & Associates Properties, Inc.

"LLC Agreement" means that certain Amended and Restated Limited Liability Agreement of JG Gulf Coast, to be entered into as of the Closing Date, by and among REJ Realty, JGM and CBL Member, and the other exhibits and schedules attached to and incorporated therein, in the form of Exhibit A attached hereto and made a part hereof.

"Original Proposed Tenant" has the meaning set forth in the definition of "Required Post-Closing Approvals."

"Parties" means REJ Realty, JGM, Jacobs Member, JG Gulf Coast, CBL, and CBL Member, and "Party" means any one of them.

"Person"   means  any   individual   or  Entity,   and  the  heirs,   executors,
administrators, legal representatives, successors, and assigns of such "Person", where the context so permits.

"Proposed Replacement Tenant" has the meaning set forth in the definition of "Required Post-Closing Approvals."

"Property   Management   Agreement"  means  that  certain  Property   Management
Agreement, to be entered into as of the Closing Date, by and among CBL Manager and JG Gulf Coast, in the form of Exhibit G to the form of the LLC Agreement.

"REJ Realty" has the meaning set forth in the Preamble to this Agreement.

"REJ Realty Guaranteed Obligations" has the meaning set forth in Section 4.5 of this Agreement.

"Required Post-Closing Approvals" means each of the following: (a) approval by Target, Bass Pro, Belk and JCPenney of the Phase One Site Plan and the Phase Two Site Plan and amendments to existing agreements and documents and draft documents relating to such Persons; (b) approval by the appropriate Governmental Agencies of Lee County, Florida of the Phase One Site Plan and the Phase Two Site Plan and necessary phasing and permitting and related amendments to existing documents and agreements with such Governmental Agencies; (c) all required approvals from Target and the appropriate Governmental Agencies of Lee County, Florida respecting the Phase One Site Plan and the Phase Two Site Plan and related phasing and permitting necessary to obtain certificates of occupancy for tenants in Phase One (from and including Target to and including Regal Cinema), as depicted on the Phase One Site Plan; (d) all necessary permits from the U.S. Army Corps of Engineers and the South Florida Water Management District, and all related easements and access rights, necessary to provide an entry drive to the Project from Alico Road. Except as provided in the last sentence in this definition, if any proposed Anchor or other tenant named or referred to in this definition (each, an "Original Proposed Tenant") is replaced with another proposed Anchor or tenant (each, a "Proposed Replacement Tenant") prior to the obtaining of all the Required Post-Closing Approvals that relate to such Original Proposed Tenant, references in such definition to the Original Proposed Tenant shall be deemed to refer to the Proposed Replacement Tenant, if the Proposed Replacement Tenant has similar approval rights with respect to the corresponding Required Post-Closing Approvals. Notwithstanding the immediately preceding sentence in this definition, if any Original Proposed Tenant releases, waives or forfeits its rights to give the Required Post-Closing Approvals that relate to it, whether pursuant to or in violation of any agreements between such Original Proposed Tenant and JG Gulf Coast or any of its Affiliates, prior to the obtaining of all the Required Post-Closing Approvals that relate to such Original Proposed Tenant, and the Original Proposed Tenant is not replaced by a Proposed Replacement Tenant prior to the date that is six (6) months prior to the Second Anniversary, there shall be no Required Post-Closing Approvals with respect to either the Original Proposed Tenant or the Proposed Replacement Tenant, if any.

"Second Anniversary" has the meaning set forth in Section 4.3 of this Agreement.

"Unwind Closing" has the meaning set forth in Section 4.3 of this Agreement.

"Unwind Closing Date" has the meaning set forth in Section 4.3 of this Agreement.

"Unwind Notice" has the meaning set forth in Section 4.3 of this Agreement.

"Unwind Purchase Price" has the meaning set forth in Section 4.3 of this Agreement.

"Unwind Option Period" has the meaning set forth in Section 4.3 of this Agreement.

"Unwind Right" has the meaning set forth in Section 4.3 of this Agreement.

                                    EXHIBIT A

                                The LLC Agreement

                                    EXHIBIT B

                              Environmental Reports